Exhibit 8.1

                    MILBERG WEISS BERSHAD HYNES & LERACH LLP
                             One Pennsylvania Plaza
                         New York, New York 10119-0165

                                                               September 6, 2001

Intelli-Check, Inc.
246 Crossways Park West
Woodbury, New York 11797

Ladies & Gentlemen:

      You have requested our opinion concerning federal income tax matters in connection with the preparation of a Prospectus for Intelli-Check, Inc. (the "Company"), with respect to the offering and sale of shares underlying the rights dividend (the "Shares") to be distributed to stockholders of record on March 30, 2001, pursuant to a registration statement on Form S-3 (No. 333-59494) (as amended to the date hereof, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Terms used herein and not otherwise defined are as defined in the Prospectus.

      This opinion is based, in part, on various assumptions and representations, including representations made by you as to factual matters set forth in the Prospectus. This opinion is also based upon the Internal Revenue Code of 1986 as amended (the "Code"), Treasury Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as they exist as of the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.

      Based on the foregoing, we are of the opinion that the statements in the Prospectus set forth under the caption "Certain Federal Income Tax Considerations", to the extent such statements constitute matters of law, summaries of legal matters of legal conclusions, have been reviewed by us and are accurate in all material respects.

September 6, 2001
Page 2


      We express no opinion with respect to the transactions described in the Prospectus other than those expressly set forth herein. This opinion represents our best legal judgement, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       MILBERG WEISS BERSHAD
                                       HYNES & LERLACH LLP